                                                                  EXHIBIT 3.1b

                             STATE OF CALIFORNIA
                                 [STATE SEAL]
                             SECRETARY OF STATE

                                                               [seal of the
                                                            Secretary of State]


     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                                       IN WITNESS WHEREOF, I execute this
                                          certificate and affix the Great
                                          Seal of the State of California this
                                          Oct 16 1997
                                          -----------


[seal of the                                            /s/ BILL JONES
State of California]                                    ------------------
                                                        Secretary of State

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                                                             ENDORSED
                                                               FILED
                                                        In the office of the
                                                         Secretary of State
                                                     of the State of California
                                                           October 15, 1997

                                                           /s/ BILL JONES
                                                           ------------------
                                                           BILL JONES,
                                                           Secretary of State


                             CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              HERITAGE OAKS BANCORP

     Lawrence P. Ward and Gwen R. Pelfrey certify that:

     1. They are the President and the Secretary, respectively, of Heritage Oaks Bancorp, a California corporation.

     2. Article IV of the Corporation's Articles of Incorporation is amended to read as follows:

                                     "IV

               The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is Twenty Million (20,000,000). Upon the amendment of this Article to read as herein set forth, each two outstanding shares of stock are split up and converted into three shares."

     3. The foregoing amendment of the Corporation's Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of the Corporation's Articles of Incorporation was one which the Board of Directors alone may adopt without approval of the outstanding shares pursuant to Section 902(c) of the California Corporations Code, since only one class of shares are outstanding.

                                       /s/ LAWRENCE P. WARD
                                       --------------------
                                       Lawrence P. Ward
                                       President

                                       /s/ GWEN R. PELFREY
                                       --------------------
                                       Gwen R. Pelfrey
                                       Secretary

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his or her own knowledge and that this declaration

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was executed on October 6, 1997 at Paso Robles, California.

                                       /s/ LAWRENCE P. WARD
                                       --------------------
                                       Lawrence P. Ward

                                       /s/ GWEN R. PELFREY
                                       --------------------
                                       Gwen R. Pelfrey


                                                               [seal of the
                                                            Secretary of State]